UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): January 12, 2024

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

729 N. Washington Ave., Suite 600 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 562-9447

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Effective January 12, 2024, Foxo Technologies Inc., a Delaware corporation (the “Company” or the “Licensee”), entered into the Master Software and Services Agreement (this “Agreement”) with KR8 AI Inc., a Nevada corporation (the “Licensor”). Our Interim CEO and Interim CFO each are equity owners of the Licensor. Under the Agreement, the Licensor granted to the Licensee a limited, non-sublicensable, non-transferable perpetual license to use the “Licensor Products” listed in Exhibit A to the Agreement, to develop, launch and maintain license applications based upon Licensee’s epigenetic biomarker technology and software to develop an AI machine learning epigenetic APP to enhance health, wellness and longevity. The territory of the Agreement is solely within the U.S., Canada and Mexico.

Under the Agreement, the Licensee agreed to pay to the Licensor an initial license and development fee of $2,500,000, a monthly maintenance fee of $50,000, and an ongoing royalty equal to 15% of “Subscriber Revenues,” as defined in the Agreement, in accordance with the terms and subject to the minimums set forth in the schedules of the Agreement. The Licensee agreed to reimburse the Licensor for all reasonable travel and out-of-pocket expenses incurred in connection with the performance of the services under the Agreement, in addition to payment of any applicable hourly rates. If the Licensee fails to timely pay the “Minimum Royalty,” as defined in the Agreement, due with respect to any calendar year, the License will become non-exclusive.

The initial term of this Agreement commences on the effective date of the Agreement. Unless terminated earlier in accordance with the terms, the Agreement will be perpetual. Either party may terminate the Agreement, effective on written notice to the other party, if the other party materially breaches this Agreement, and such breach remains uncured 30 days after the non-breaching party provides the breaching party with written notice of such breach, in which event, the non-breaching party will then deliver a second written notice to the breaching party terminating this Agreement, in which event the Agreement, and the licenses granted under the Agreement, will terminate on the date specified in such second notice. Either party may terminate the Agreement, effective immediately upon written notice to the other party, if the other party: (i) is unable to pay, or fails to pay, its debts as they become due; (ii) becomes insolvent, files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law; (iii) makes or seeks to make a general assignment for the benefit of its creditors; or (iv) applies for or has appointed a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

Licensee may terminate the Agreement at any time upon 90 days’ notice to the Licensor provided that, as a condition to such termination, the Licensee immediately ceases using any Licensor Products. The Licensor may terminate the Agreement at any time upon 30 days’ notice to the Licensee if the Licensee fails to pay any portion of the “Initial License Fee,” as defined in the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Under the Agreement, on January 19, 2024, the Company issued 1,300,000 shares of Common Stock to the Licensor. The sale of the shares was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption provided by Rule 506(b) of Regulation D of the Securities Act. The Company did not pay any commissions or finder’s fees in connection with the sale.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Master Software and Services Agreement with KR8 AI Inc. effective January 12, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: January 19, 2024	By:	/s/ Mark White
		Name:	Mark White
		Title:	Interim Chief Executive Officer

2